Exhibit 4.2

Form of Note

GLOBAL SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No.: 59001KAD2
ISIN: US59001KAD28

MERITOR, INC.
6-1/4% NOTES DUE 2024

No. R-1	$225,000,000

     Meritor, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Two Hundred Twenty Five Million Dollars ($225,000,000), on February 15, 2024 and to pay interest thereon from February 13, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually, in arrears, on February 15 and August 15 in each year, commencing August 15, 2014 at the rate of 6-1/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the borough of Manhattan in the City of New York, and at such other locations as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February 13, 2014

MERITOR, INC.

By:
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

[Corporate Seal]

Attest:

By:
Name: Mike Lei
Title: Director, Treasury

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the 6-1/4% Notes due 2024 described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Dated: February 13, 2014

Reverse of Security

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1998, as supplemented by a First Supplemental Indenture dated as of July 7, 2000, a Second Supplemental Indenture dated as of July 6, 2004, a Third Supplemental Indenture dated as of June 23, 2006, a Fourth Supplemental Indenture dated as of March 3, 2010, a Fifth Supplemental Indenture dated as of May 23, 2013, a Sixth Supplemental Indenture dated as of May 31, 2013 and a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) dated as of February 13, 2014 (as so supplemented, herein called the “Indenture”), between the Company (as successor to Meritor Automotive, Inc.) and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, including the indentures supplemental thereto, the terms of the Indenture, including the indentures supplemental thereto, shall control. This Security is one of the series designated on the face hereof (6-1/4% Notes due 2024), initially limited in aggregate principal amount to $225,000,000.

     Except as otherwise provided in the Indenture, this Security will initially be issued in global form, and definitive certificated Securities will not be issued. One or more fully registered global certificates representing this Security will be issued for the Security, in the aggregate principal amount thereof, and will be deposited with or on behalf of the Depository, and registered in the name of Cede & Co., as the Depository’s nominee.

     This Security is not entitled to the benefit of a sinking fund or any analogous provision. This Security is redeemable in whole or in part from time to time at the option of the Company on the terms provided in the Seventh Supplemental Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and any interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Indenture contains terms, provisions and conditions relating to the consolidation of the Company with or merger of the Company into, and the conveyance or transfer of its properties and assets substantially as an entirety to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligations.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company may from time to time, without notice to or consent of the Holders of the Securities, create and issue further notes ranking equally and ratably with the Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), so that such further notes shall be consolidated and form a single series with the Securities of this series and shall have the same terms as to status, redemption or otherwise as the Securities of this series, provided that such further notes are fungible with the Securities of this series for U.S. federal income tax purposes.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer and exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities, to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and interest on such Securities on the Stated Maturity of such principal or interest.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

     As provided in the Indenture, no recourse under or upon any obligation, covenant or agreement of the Indenture or any indenture supplemental thereto, or of any Security or the coupons, if any, appertaining thereto, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareowner, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations under the Securities issued thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareowners, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or any indenture supplemental thereto or in any of the Securities or the coupons, if any, appertaining thereto or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareowner, officer or director, as such, because of the creation of the indebtedness hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture or any indenture supplemental thereto, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Securities.

[FORM OF ASSIGNMENT]

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ________________ as agent for the transfer of this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.